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                                  EXHIBIT 2

             RESIGNATIONS OF CERTAIN AMDAHL CORPORATION DIRECTORS


                                June 29, 1997



The Board of Directors
Amdahl Corporation
1250 East Arques Avenue
Sunnyvale, CA 94088

Gentlemen:

      I hereby resign as a member of the Board of Directors of Amdahl Corporation, effective as of the date of this letter.

      I have very much enjoyed working with you, and I wish you and the company the best of luck in your future work.

                                       Very truly yours,

                                       /s/ Takeshi Maruyama

                                       Takeshi Maruyama





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                                June 29, 1997



The Board of Directors
Amdahl Corporation
1250 East Arques Avenue
Sunnyvale, CA 94088

Gentlemen:

      I hereby resign as a member of the Board of Directors of Amdahl Corporation, effective as of the date of this letter.

      I have very much enjoyed working with you, and I wish you and the company the best of luck in your future work.

                                       Very truly yours,

                                       /s/ Takashi Takaya

                                       Takashi Takaya





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                                June 29, 1997



The Board of Directors
Amdahl Corporation
1250 East Arques Avenue
Sunnyvale, CA 94088

Gentlemen:

      I hereby resign as a member of the Board of Directors of Amdahl Corporation, effective as of the date of this letter.

      I have very much enjoyed working with you, and I wish you and the company the best of luck in your future work.

                                       Very truly yours,

                                       /s/ Kazuto Kojima

                                       Kazuto Kojima